Rule 424(b)(5)
                                                               333-26425

SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 25, 1994
(To Prospectus dated January 14, 1994)


                                 CWMBS, INC.
                                  Depositor

                               INDYMAC, INC./*/
                          Seller and Master Servicer

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1994-H

                         -------------------------

     This Supplement relates to the offering by the Seller of the Class B-3 Certificates of the Series referenced above. This Supplement does not contain complete information about the offering of the Class B-3 Certificates. Additional information is contained in the Prospectus Supplement dated April 25, 1994 (the "Prospectus Supplement") prepared in connection with the offering of the Offered Certificates of the Series referenced above and in the Prospectus of the Depositor dated January 14, 1994 (the "Prospectus"). Prospective purchasers are urged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

     As of August 25, 1997 (the "Certificate Date"), the Class Certificate Balance of the Class B-3 Certificates was approximately $3,633,633.

     THE CLASS B-3 CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS B-3 CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CLASS B-3 CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR
                    THE PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

     The Class B-3 Certificates offered hereby will be purchased by Greenwich Capital Markets, Inc. (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Class B-3 Certificates are expected to be approximately 93.031% of the aggregate principal balance of the Class B-3 Certificates as of the Certificate Date, before deducting sale expenses payable by the Seller.

     The Class B-3 Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Class B-3 Certificates will be delivered at the offices of the Underwriter in Greenwich, Connecticut, on or about August 28, 1997 and are subsequently expected to be available for transfer through the facilities of The Depository Trust Company.



       GREENWICH CAPITAL MARKETS
       ---------------------------------------------------------------------
       A DIVISION OF NATWEST MARKETS

AUGUST 28, 1997


     UNTIL NINETY DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS B-3 CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     This Supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying Prospectus Supplement and Prospectus. Certain capitalized terms used in this Supplement are defined in the Prospectus Supplement or the Prospectus.


[FN]
/*/ On May 11, 1994, Countrywide Mortgage Conduit, Inc. changed its name to Independent National Mortgage Corporation. On July 1, 1997, Independent National Mortgage Corporation changed its name to IndyMac, Inc.



                              THE MORTGAGE POOL

     As of August 1, 1997 (the "Reference Date"), the Mortgage Pool included approximately 1,548 Mortgage Loans having an aggregate Stated Principal Balance of approximately $346,322,027.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                                As of
Total Number of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,548
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
     30-59 days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1.55%
     60-90 days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 0.26%
     91 days or more (excluding pending foreclosures) . . . . . . . . . . . . . . . . . . . . .                 0.32%
                                                                                                                -----
Total Delinquencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2.13%
                                                                                                                =====
Foreclosures Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 0.65%
                                                                                                                -----
Total Delinquencies and foreclosures pending  . . . . . . . . . . . . . . . . . . . . . . . . .                 2.78%
                                                                                                                =====



______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


     Five of the Mortgage Loans have been converted to REO as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                         SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     IndyMac, Inc. will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997 on approximately $6.8 billion, $9.4 billion, $11.1 billion and $11.6 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced by the Master Servicer. IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                                                                      As of                              As of
                                                                                  December 31,                          June 30,
                                                                      ----------------------------------------          --------
                                                                        1994            1995          1996                1997
                                                                       ------          ------        ------              ------
Total Number of Conventional Mortgage Loans in Portfolio  . . .        30,803          53,101        68,209              72,652
Delinquent Mortgage Loans and Pending Foreclosures at Period
     End(1):
          30-59 days  . . . . . . . . . . . . . . . . . . . . .           0.83%          2.30%          2.39%            2.28%
          60-89 days  . . . . . . . . . . . . . . . . . . . . .           0.13           0.42           0.52             0.50%
90 days or more (excluding pending foreclosures)  . . . . . . .           0.09           0.38           0.81             0.94%
                                                                          ----           ----           ----             -----
     Total Delinquencies  . . . . . . . . . . . . . . . . . . .           1.05%          3.10%          3.72%            3.72%
                                                                          =====          =====          =====            =====
Foreclosures pending  . . . . . . . . . . . . . . . . . . . . .           0.07           0.30           0.65%            0.75%
                                                                          ----           ----           -----            -----

Total delinquencies and foreclosures pending  . . . . . . . . .           1.12%          3.40%          4.37%            4.47%
                                                                          =====          =====          =====            =====



______________
(1)  As a percentage of the total number of loans master serviced.


                  DESCRIPTION OF THE CLASS B-3 CERTIFICATES

     The Class B-3 Certificates are Subordinated Certificates. To the extent funds are available therefor, the Class B-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class B-3 Certificates are allocated amounts received in respect of principal on the Mortgage Loans based on the Subordinated Principal Distribution Amount as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Subordinated Principal Distribution Amount". Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until the respective Class Certificate Balances thereof have been reduced to zero. Realized Losses will be allocated to the Class B-3 Certificates as described in the Prospectus Supplement under "Description of the Certificates -- Allocation of Losses". Additional information relating to distributions of certain unscheduled payments in respect of principal (including, but not limited to, partial principal prepayments and principal prepayments in full) are set forth in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of the Certificate Date, the Class Certificate Balance of the Class B-3 Certificates was approximately $3,633,633, evidencing a beneficial ownership interest of approximately 1.05% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $318,188,093 and evidenced in the aggregate a beneficial ownership interest of approximately 91.88% in the Trust Fund. As of the Certificate Date, the Class B-1, Class B-2, Class B-4 and Class B-5 Certificates had aggregate principal balances of $16,149,700, $5,046,713, $1,413,079 and $1,890,810, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 4.66%, 1.46%, 0.41% and 0.55%, respectively, in the Trust Fund. The Class B-4 and Class B-5 Certificates are the only Certificates supporting the Class B-3 Certificates. For additional information with respect to the Class B-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Pool consists of two Mortgage Loans with the following characteristics:


                                                                                                                      Remaining
                                                                            Original Term                              Term to
                                                     Adjusted Net            to Maturity           Loan Age           Maturity
  Principal Balance          Mortgage Rate           Mortgage Rate           (in Months)          (in Months)        (in months)
  -----------------          -------------           -------------           ------------         -----------        -----------

$316,656,722.31              7.6955410056%           7.3183906721%               360                  34                 326
$29,665,305.15               6.9815213053%           6.6052713053%               360                  34                 326



(ii) the Mortgage Loans prepay at the specified constant percentages of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced on or after the Reference Date,
(iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement under "Description of the Certificates -- Principal" without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls on or after the Reference Date and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the Revised Structuring Assumptions as set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (ix) the closing date of the sale of the Class B-3 Certificates is August 29, 1997 (x) the Seller is not required to repurchase or substitute for any Mortgage Loan on or after the Reference Date and (xi) the Master Servicer does not, on or after the Reference Date, exercise any option to repurchase any Mortgage Loans described in the Prospectus Supplement under "Description of the Certificates -- Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the table herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150% SPA assumes prepayment rates will be 0.3% per annum in month one, 0.6% per annum in month two, and increasing by 0.3% in each succeeding month until reaching a rate of 9.0% per annum in month 30 and remaining constant at 9.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.


                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLE

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class B-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


           PERCENT OF CLASS B-3 CERTIFICATE BALANCE OUTSTANDING/*/



Distribution Date                                                                   Percentages of SPA
-----------------                                                                   ------------------
                                                                   0%             150%           300%           450%          600%
                                                                   --             ----           ----           ----          ----
Initial . . . . . . . . . . . . . . . . . . . . . . .            100%             100%           100%           100%          100%
August 1998 . . . . . . . . . . . . . . . . . . . . .             99%              99%            99%            99%           99%
August 1999 . . . . . . . . . . . . . . . . . . . . .             98%              97%            96%            95%           93%
August 2000 . . . . . . . . . . . . . . . . . . . . .             96%              92%            88%            84%           80%
August 2001 . . . . . . . . . . . . . . . . . . . . .             95%              87%            79%            72%           64%
August 2002 . . . . . . . . . . . . . . . . . . . . .             93%              81%            68%            57%           47%
August 2003 . . . . . . . . . . . . . . . . . . . . .             92%              73%            57%            43%           31%
August 2004 . . . . . . . . . . . . . . . . . . . . .             90%              65%            46%            31%           20%
August 2005 . . . . . . . . . . . . . . . . . . . . .             88%              58%            37%            22%           12%
August 2006 . . . . . . . . . . . . . . . . . . . . .             86%              51%            29%            16%            8%
August 2007 . . . . . . . . . . . . . . . . . . . . .             83%              46%            23%            11%            5%
August 2008 . . . . . . . . . . . . . . . . . . . . .             81%              40%            19%             8%            3%
August 2009 . . . . . . . . . . . . . . . . . . . . .             78%              35%            15%             6%            2%
August 2010 . . . . . . . . . . . . . . . . . . . . .             76%              31%            12%             4%            1%
August 2011 . . . . . . . . . . . . . . . . . . . . .             72%              27%             9%             3%            1%
August 2012 . . . . . . . . . . . . . . . . . . . . .             69%              24%             7%             2%            0%
August 2013 . . . . . . . . . . . . . . . . . . . . .             66%              20%             6%             1%            0%
August 2014 . . . . . . . . . . . . . . . . . . . . .             62%              17%             4%             1%            0%
August 2015 . . . . . . . . . . . . . . . . . . . . .             57%              15%             3%             1%            0%
August 2016 . . . . . . . . . . . . . . . . . . . . .             53%              12%             2%             0%            0%
August 2017 . . . . . . . . . . . . . . . . . . . . .             48%              10%             2%             0%            0%
August 2018 . . . . . . . . . . . . . . . . . . . . .             43%               8%             1%             0%            0%
August 2019 . . . . . . . . . . . . . . . . . . . . .             37%               7%             1%             0%            0%
August 2020 . . . . . . . . . . . . . . . . . . . . .             31%               5%             1%             0%            0%
August 2021 . . . . . . . . . . . . . . . . . . . . .             25%               4%             0%             0%            0%
August 2022 . . . . . . . . . . . . . . . . . . . . .             17%               2%             0%             0%            0%
August 2023 . . . . . . . . . . . . . . . . . . . . .             10%               1%             0%             0%            0%
August 2024 . . . . . . . . . . . . . . . . . . . . .              1%               0%             0%             0%            0%
August 2025 . . . . . . . . . . . . . . . . . . . . .              0%               0%             0%             0%            0%
August 2026 . . . . . . . . . . . . . . . . . . . . .              0%               0%             0%             0%            0%
August 2027 . . . . . . . . . . . . . . . . . . . . .              0%               0%             0%             0%            0%
                                                                -----            -----           ----           ----          ----
Weighted Average Life (years)** . . . . . . . . . . .           17.99            10.61           7.58           6.08          5.19
                                                                =====            =====           ====           ====          ====



_____________________
 *   Rounded to the nearest whole percentage.
** Determined as specified in the Prospectus Supplement under "Weighted Average Lives of the Offered Certificates."


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,483,733, $125,000 and $4,192,097, respectively.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective purchasers of the Class B-3 Certificates should consider carefully the income tax consequences of an investment in the Class B-3 Certificates discussed under "Certain Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class B-3 Certificates should consider carefully the ERISA consequences of an investment in the Class B-3 Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-3 Certificates originally did not qualify for purposes of the Exemption, PTCE 83-1, or any other issued exemption under ERISA.


                                   RATINGS

     The Class B-3 Certificates are currently rated "BBB-" by Fitch Investors Service, Inc. See "Ratings" in the Prospectus Supplement.


                               USE OF PROCEEDS

     The Seller intends to use the net proceeds from the sale of the Class B-3 Certificates for general corporate purposes.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an agreement between the Seller and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Seller the Class B-3 Certificates. Distribution of the Class B-3 Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Class B-3 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

     The Underwriter intends to make a secondary market in the Class B-3 Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class B-3 Certificates will develop or, if it does develop, that it will continue.

     The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  EXHIBIT 1



                                      Mortgage Rates(1)
                                                           Aggregate
     Range of                Number of                      Principal        Percent of
     Mortgage                 Mortgage                        Balance          Mortgage
     Rates(%)                    Loans                    Outstanding              Pool
6.001 - 6.250                        1    $                   132,989             0.04%
6.251 - 6.500                        3                        786,988             0.23
6.501 - 6.750                        9                      2,826,974             0.82
6.751 - 7.000                       54                     15,423,277             4.45
7.001 - 7.250                      131                     34,717,374            10.02
7.251 - 7.500                      411                     96,463,782            27.85
7.501 - 7.750                      433                     95,686,629            27.63
7.751 - 8.000                      317                     66,063,870            19.08
8.001 - 8.250                      107                     19,832,616             5.73
8.251 - 8.500                       58                     10,890,647             3.14
8.501 - 8.750                       20                      2,721,374             0.79
8.751 - 9.000                        4                        775,507             0.22
    Total                        1,548    $               346,322,027           100.00%
(1)  As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 7.634%.





                   Current Mortgage Loan Principal Balances(1)

                                                        Aggregate
   Range of Current           Number of                 Principal       Percent of
    Mortgage Loan              Mortgage                   Balance         Mortgage
   Principal Balance              Loans               Outstanding             Pool
       $0  -  $50,000               12    $               527,310            0.15%
 $50,001  -  $100,000              205                 16,978,567            4.90
$100,001  -  $150,000              274                 33,891,131            9.79
$150,001  -  $200,000              189                 33,017,648            9.53
$200,001  -  $250,000              355                 79,846,319           23.05
$250,001  -  $300,000              218                 59,277,169           17.12
$300,001  -  $350,000              113                 36,560,394           10.56
$350,001  -  $400,000               67                 24,962,186            7.21
$400,001  -  $450,000               27                 11,513,434            3.32
$450,001  -  $500,000               36                 17,222,151            4.97
$500,001  -  $550,000               14                  7,395,537            2.14
$550,001  -  $600,000               12                  6,919,649            2.00
$600,001  -  $650,000               11                  6,851,021            1.98
$650,001  -  $700,000                5                  3,398,475            0.98
$700,001  -  $750,000                5                  3,632,461            1.05
$750,001  -  $800,000                2                  1,521,425            0.44
$850,001  -  $900,000                1                    879,962            0.25
$950,000 - $1,000,000                2                  1,927,189            0.56

  Total                          1,548    $           346,322,027          100.00%
(1)  As of the Reference Date, the average current Mortgage Loan principal balance is expected to be $223,722.





                              Original Loan-to-Value Rates(1)
                                                              Aggregate
                                  Number of                   Principal       Percent of
   Original Loan-to-               Mortgage                     Balance         Mortgage
   Value Rations(%)                   Loans                 Outstanding             Pool
60,000 and Below                        298                  61,222,508          17.68%
   60.01 - 65.00                        116                  26,016,591           7.51
   65.01 - 70.00                        224                  48,094,155          13.89
   70.01 - 75.00                        250                  58,821,994          16.98
   75.01 - 80.00                        502                 114,632,668          33.10
   80.01 - 85.00                         16                   4,398,661           1.27
   85.01 - 90.00                        108                  27,021,987           7.80
   90.01 - 95.00                         34                   6,113,464           1.77

       Total                          1,548   $             346,322,027         100.00%
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 71.73%.





                        Original Term to Maturity(1)

                                                          Aggregate
   Original Term               Number of                  Principal            Percent of
    to Maturity                 Mortgage                    Balance              Mortgage
     (Months)                      Loans                Outstanding                  Pool
       360                         1,548    $           346,322,027               100.00%
      Total                        1,548    $           346,322,027               100.00%
(1)  As of the Reference Date, the weighted average remaining term to maturity of the
     Mortgage Loans is expected to be approximately 318 months.





                 State Distribution of Mortgaged Properties(1)
                                        Number of                    Aggregate         Percent of
                                         Mortgage            Principal Balance           Mortgage
         State                              Loans                  Outstanding               Pool
California                               1,199      $             279,696,488               80.76%
New York                                    61                     12,049,128                3.48
Washington                                  44                      7,832,012                2.26
Other(1)                                   244                     46,744,399               13.50

     Total                               1,548      $             346,322,027              100.00%
(1)  Other includes 26 other states, and the District of Columbia, with under 2% concentration individually.  No more than approximately 1.43% of the Mortgage Loans will be secured by
     Mortgaged Properties located in any one postal zip code area.





                        Documentation of Mortgage Loans
                                    Number of                    Aggregate         Percent of
                                     Mortgage            Principal Balance           Mortgage
   Type of Program                      Loans                  Outstanding               Pool
Full                                      778      $           193,879,860              55.99%
Alternative                               117                   28,311,676               8.17
Reduced                                   653                  124,130,491              35.84

    Total                               1,548      $           346,322,027             100.00%





                                 Purpose of Mortgage Loans
                                   Number of                    Aggregate         Percent of
                                    Mortgage            Principal Balance           Mortgage
  Loan Purpose                         Loans                  Outstanding               Pool
Purchase                                 296      $            68,015,724              19.64 %
Refinance (Rate or
   Term)                                 751                  175,544,932               50.69

Refinance (Cash-out)                     501                  102,761,370               29.67

       Total                           1,548      $           346,322,027              100.00 %






                                   Type of Mortgaged Properties
                                         Number of                    Aggregate         Percent of
                                          Mortgage            Principal Balance           Mortgage
    Property Type                            Loans                  Outstanding               Pool
Single Family                             1,273      $             288,132,568               83.20%
Low Rise Condominium                         57                      8,336,166                2.41
2-4 Units                                   104                     22,481,706                6.49
Planned Unit
                                            114                     27,371,588                7.90
     Development (PUD)
       Total                              1,548      $             346,322,027              100.00%





                                   Occupancy Types(1)
                                      Number of                    Aggregate         Percent of
                                       Mortgage            Principal Balance           Mortgage
   Occupancy Type                         Loans                  Outstanding               Pool
Primary Home                              1,304      $           311,344,627              89.90%
Investor                                    225                   31,324,899               9.05
Second Home                                  19                    3,642,502               1.05
       Total                              1,548      $           346,322,027             100.00%
(1)  Based upon representation of the Mortgagors at the time of origination




                                  EXHIBIT 2

THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 12086

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1994-H

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED APRIL 1, 1994
CUSIP#126690


                                                            Distribution Date               08/25/97

                                                                      SINGLE               TOTAL
4.04(i)   Reduction of the Stated Amount of Certificates             CERTIFICATE           AMOUNT
                       Class A-1 Certificates.           G34         $14.80989854       $1,973,315.31
                       Class A-2 Certificates.           G42          $0.00000000               $0.00
                       Class A-3 Certificates.           G59          $0.00000000               $0.00
                       Class A-4 Certificates.           G67          $0.00000000               $0.00
                       Class A-5 Certificates.           G75          $0.00000000               $0.00
                       Class A-6 Certificates.           G83          $0.00000000               $0.00
                       Class A-7 Certificates.           G91          $0.00000000               $0.00
                       Class A-8 Certificates.           H25          $1.61936986          $42,427.49
                       Class A-9 Certificates.           H33          $0.00000000               $0.00
                       Class PO Certificates.            H41          $8.50836333           $6,022.33
                       Class A-R Certificates.           H58          $0.00000000               $0.00
                       Class B-1 Certificates.           H66          $1.00992693          $16,935.15
                       Class B-2 Certificates.           H74          $1.00992693           $5,292.16
                       Class B-3 Certificates.           H82          $1.00992692           $3,810.36
                       Class B-4 Certificates.           Q25          $1.00992693           $1,481.81
                       Class B-5 Certificates.           Q33          $0.94558043           $1,982.77

                                                                   Total Amount         $2,051,267.37

          Aggregate amount of any Principal Prepayments                                  1,686,256.24






                                                                         Distribution Date     08/25/97
                                                            INTEREST          SINGLE            TOTAL
4.04(ii)   Amounts distributed representing interest        SHORTFALL      CERTIFICATE         AMOUNT
                     Class A-1 Certificates.                  $0.00        $2.74715497      $366,039.17
                     Class A-2 Certificates.                  $0.00        $5.62500008      $336,020.63
                     Class A-3 Certificates.                  $0.00        $5.62500000      $176,850.00
                     Class A-4 Certificates.                  $0.00        $5.62500023      $120,144.38
                     Class A-5 Certificates.                  $0.00        $5.62500012      $227,773.13
                     Class A-6 Certificates.                  $0.00        $5.62500009      $298,231.88
                     Class A-7 Certificates.                  $0.00        $5.62500000       $44,685.00
                     Class A-8 Certificates.                  $0.00        $5.32059351      $139,399.55
                     Class A-9 Certificates.                  $0.00        $5.62500000       $88,425.00
                     Class PO Certificates.                    N/A         $0.00000000         N/A
                     Class A-R Certificates.                  $0.00        $0.00000000            $0.00
                     Class B-1 Certificates.                  $0.00        $5.42304388       $90,937.32
                     Class B-2 Certificates.                  $0.00        $5.42304475       $28,417.53
                     Class B-3 Certificates.                  $0.00        $5.42304427       $20,460.62
                     Class B-4 Certificates.                  $0.00        $5.42304599        $7,956.91
                     Class B-5 Certificates.                  $0.00        $5.07752812       $10,646.96

                                                                       Amount              1,955,988.08





4.04(iii)  Amount of shortfall which is less than the full amount that would be distributed:
                     Principal                                                                  (0.00)
                     Interest                                                                   $0.00




                                                                  ORIGINAL            SINGLE         TOTAL
4.04(iv) Stated Amount of Certificates after this Distribution    BALANCE          CERTIFICATE      AMOUNT
                   Class A-1 Certificates.                     $133,243,000.00    $473.57320628   $63,100,314.72
                   Class A-2 Certificates.                      $59,737,000.00  $1,000.00000000   $59,737,000.00
                   Class A-3 Certificates.                      $31,440,000.00  $1,000.00000000   $31,440,000.00
                   Class A-4 Certificates.                      $21,359,000.00  $1,000.00000000   $21,359,000.00
                   Class A-5 Certificates.                      $40,493,000.00  $1,000.00000000   $40,493,000.00
                   Class A-6 Certificates.                      $53,019,000.00  $1,000.00000000   $53,019,000.00
                   Class A-7 Certificates.                       $7,944,000.00  $1,000.00000000    $7,944,000.00
                   Class A-8 Certificates.                      $26,200,000.00    $944.26395071   $24,739,715.51
                   Class A-9 Certificates.                      $15,720,000.00  $1,000.00000000   $15,720,000.00
                   Class PO Certificates.                          $707,812.98    $898.63055351      $636,062.37
                   Class A-R Certificates.                           $1,000.00      $0.00000000            $0.00
                   Class B-1 Certificates.                      $16,768,686.00    $963.08680457   $16,149,700.22
                   Class B-2 Certificates.                       $5,240,143.00    $963.08680776    $5,046,712.59
                   Class B-3 Certificates.                       $3,772,903.00    $963.08680249    $3,633,633.09
                   Class B-4 Certificates.                       $1,467,240.00    $963.08680777    $1,413,079.49
                   Class B-5 Certificates.                       $2,096,881.19    $901.72467816    $1,890,809.52

                                                                             Total Amount         346,322,027.50





4.04(v)      The Pool Stated Principal Balance for the following Distribution Date:   346,322,027.45




4.04(vi)      Senior Percentage for the following Distribution Date                    91.9008025978%
              Subordinated Percentage for the following Distribution Date               8.0991974022%




4.04(vii)    Amount of the Master Servicing Fees paid to or retained by the
             Master Servicer with respect to such Distribution Date                        109,104.44




4.04(viii)      Pass-Through Rate for each such Class of Certificates
                          Class A-1 Certificates.                                            6.75000%
                          Class A-2 Certificates.                                            6.75000%
                          Class A-3 Certificates.                                            6.75000%
                          Class A-4 Certificates.                                            6.75000%
                          Class A-5 Certificates.                                            6.75000%
                          Class A-6 Certificates.                                            6.75000%
                          Class A-7 Certificates.                                            6.75000%
                          Class A-8 Certificates.                                            6.75000%
                          Class A-9 Certificates.                                            6.75000%
                          Class PO Certificates.                                           N/A
                          Class A-R Certificates.                                            6.75000%
                          Class B-1 Certificates.                                            6.75000%
                          Class B-2 Certificates.                                            6.75000%
                          Class B-3 Certificates.                                            6.75000%
                          Class B-4 Certificates.                                            6.75000%
                          Class B-5 Certificates.                                            6.75000%






4.04(ix)    Amount of Advances included in the distribution on such Distribution Date       46,069.32

            Aggregate amount of Advances outstanding as of the close of business on         67,413.58
            such Distribution Date




4.04(x)    The number and aggregate principal amounts of Mortgage Loans delinquent
                                    30 to 59 days                             24         4,480,215.35
                                    60 to 89 days                              4           654,337.61
                                    90 or more                                 5         1,120,553.52

           The number and aggregate principal amounts of Mortgage Loans in foreclosure
                                    In foreclosure                            10         2,717,302.10






4.04(xi)   Loan number and Stated Principal Balance of any Mortgage Loan that became
           an REO Property during the preceding calendar month.               #51265        99,731.20




4.04(xii)    Total number and principal balance of any REO Properties as of the close of
             business on the Determination Date preceding such Distribution Date.    5     458,352.45





4.04(xiii)    Senior Prepayment Percentage                                            100.0000000000%




4.04(xiv)    Aggregate amount of Realized Losses incurred during the preceding
             calendar month.                                                                     0.00
             Aggregate amount of Realized Losses through Distribution Date                 127,083.39




4.04(xv)      Special Hazard Loss Coverage Amount                                        3,483,732.95
              Required Fraud Loss Coverage                                               4,192,096.66
              Current Bankruptcy Amount                                                    125,000.00